Execution Version

Exhibit 10.2

ASSIGNMENT OF LOAN AND LOAN DOCUMENTS

THIS ASSIGNMENT OF LOAN AND LOAN DOCUMENTS (this “Assignment”) is made and entered into effective July 10, 2014, by FISCHER ENTERPRISES, L.L.C., an Oklahoma limited liability company (“Assignor”) and LEMONIS FISCHER ACQUISITION COMPANY, LLC, a Delaware limited liability company (“Assignee”), with respect to the following:

A.           Assignor, Crumbs Holdings LLC, a Delaware limited liability company (“Crumbs Holdings”), and Crumbs Bake Shop, Inc., a Delaware corporation (“Crumbs,” together with Crumbs Holding, collectively, the “Borrowers”) are parties to that certain Senior Secured Loan and Security Agreement dated as of January 20, 2014 (the “Loan Agreement”), pursuant to which the Assignor established, in favor of the Borrowers, a term loan in the original principal amount of $5,000,000.00 (the “Loan”).

B.           The Loan is evidenced by: (i) the Tranche I Note executed by Borrowers in favor of Assignor dated January 20, 2014, in the original principal amount of $3,353,000.00 (the “Tranche I Note”), and (ii) the Tranche II Note executed by Borrowers in favor of Assignor dated April 1, 2014, in the original principal amount of $1,563,115.28 (the “Tranche II Note).

C.           Assignor and Marcus Lemonis LLC are the members of Assignee, which was formed for the purpose of providing additional financing to Borrowers (and certain of its subsidiaries) pursuant to a Superpriority Debtor-In-Possession Credit and Security Agreement (the “DIP Credit Agreement”) to fund Borrowers’ (and certain of its subsidiaries) commencement of a Chapter 11 bankruptcy proceeding in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Case”).

D.           Assignee contemplates entering into a stalking horse asset purchase agreement with the Borrowers to acquire substantially all of the assets of the Borrowers (and certain of its subsidiaries) in a sale transaction pursuant to Section 363 of the Bankruptcy Code (the “363 Sale”) in which the Assignee is entitled to credit bid the outstanding amount of the pre-petition debt under the Loan Agreement and the DIP Credit Agreement as the purchase price for the assets in the 363 Sale.

E.           In connection with the Bankruptcy Case and the 363 Sale, Assignor desires to assign, and Assignee desires to assume, all of Assignor’s right, title and interest in the Loan Documents (as hereinafter defined), subject to the terms and conditions set forth in this Assignment.

F.           Capitalized terms not otherwise defined in this Assignment have the meanings assigned to them in the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.          Assignment. Assignor hereby assigns, sets over, transfers, conveys and delivers to Assignee all of Assignor’s right, title and interest, in and to the Loan and the loan documents set forth on Exhibit A (collectively, the “Loan Documents”). Hereafter, Assignor shall forever be barred from claiming any right, title or interest in the Assigned Loan Documents or any of the rights or benefits it previously held thereunder.

2.          Assumption. Assignee hereby assumes Assignor’s rights and obligations under the Loan Documents arising on or after the date hereof, including Assignor’s position as “Lender” in respect of the Loan Documents, under the terms contained herein and in the Loan Documents, and shall succeed to all the rights, powers, privileges, immunities and duties heretofore held, in whole or in part, by Assignor in respect of the Loan Documents. From and after the date hereof, all references to “Lender” and Secured Party” in the Loan Documents will be deemed a reference to Assignee.

3.          Authority. Assignor represents and warrants that (a) Assignor has the full right and authority to assign, set over, transfer, convey and deliver the assigned Loan Documents without the necessity or consent of any third party other than consents that have been obtained and (b) the assigned Loan Documents are assigned, set over, transferred conveyed, and delivered hereunder free and clear of any and all liens and encumbrances and claims of third parties.

4.          Separate Assignments. Separate Uniform Commercial Code Assignments, which will be filed and/or recorded in the proper recording offices, shall be executed and delivered by Assignor in connection with this Assignment upon request of Assignee.

5.          Governing Law. This Assignment shall be governed by the laws of the State of Delaware.

6.          Binding Effect. This Assignment shall be binding upon the parties and their successors and assigns and inure to the benefit of the parties and their successors and assigns.

7.          Counterparts. This Assignment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Assignment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Assignment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Assignment and may be used in lieu of the original Assignment for all purposes.

8.          Further Assurances. Assignor and Assignee agree to execute, acknowledge (where necessary) and deliver such additional agreements, documents and instruments, and take such further actions, as may be reasonably necessary or appropriate in order to effect the assignment to Assignee of the Loan and the Loan Documents.

[Signature Page Follows]

EXECUTED as of the date first written above.

ASSIGNOR:
FISCHER ENTERPRISES, L.L.C.
an Oklahoma limited liability company

By:
Name: S. Scott Fischer
Title: Chief Operating Officer

ASSIGNEE:
LEMONIS FISCHER ACQUISITION COMPANY, LLC
a Delaware limited liability company

By:
Name: S. Scott Fischer
Title: Manager

By executing below, the undersigned hereby evidence their acceptance and consent to this Assignment and the transactions contemplated hereby:

CRUMBS BAKE SHOP, INC., a Delaware corporation

By:
Name:
Title:

CRUMBS HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Assignment of Loan and Loan Documents]

EXHIBIT A

Loan Documents

1.	Senior Secured Loan and Security Agreement between Borrowers and Assignor dated January 20, 2014.

2.	Tranche I Note executed by Borrowers in favor of Assignor dated January 20, 2014, in the original principal amount of $3,353,000.00.

3.	Tranche II Note executed by Borrowers in favor of Assignor dated April 1, 2014, in the original principal amount of $1,563,115.28.

4.	Guaranty and Security Agreement by the guarantors described therein for the benefit of Assignor dated January 20, 2014.

5.	Grant of Security Interest in Trademark between Crumbs Holdings and Assignor dated January 20, 2014.

6.	Membership Interest Pledge Agreement between Crumbs Holdings and Assignor dated January 20, 2014.

7.	Closing Statement between Crumbs, Crumbs Holdings, and Assignor dated January 20, 2014.

8.	Closing Statement between Crumbs, Crumbs Holdings and Assignor dated April 1, 2014.

9.	Certificate of the Secretary of Crumbs Holdings dated January 20, 2014.

10.	Certificate of the Secretary of Crumbs dated January 20, 2014.

11.	All UCC Financing Statements securing the obligations under the Loan Agreement

EXHIBIT A

Assignment of Loan and Loan Documents